Exhibit (i)(ii)
FORM OF TAX OPINION
August __, 2011

Driehaus Mutual Funds	Driehaus Emerging Markets Small Cap
25 East Erie Street	Growth Fund, L.P.
Chicago, Illinois 60611	25 East Erie Street
Chicago, Illinois 60611

Driehaus Capital Management LLC	Driehaus Capital Management (USVI) LLC
25 East Erie Street	25 East Erie Street
Chicago, Illinois 60611	Chicago, Illinois 60611

Re:	Conversion of Driehaus Emerging Markets Small Cap Growth Fund, L.P. into a Regulated Investment Company
Ladies and Gentlemen:
     You have requested our opinion regarding certain U.S. federal income tax consequences of the proposed conversion of Driehaus Emerging Markets Small Cap Growth Fund, L.P., a Delaware limited partnership (the “Partnership”), into a regulated investment company.
     The proposed conversion contemplates that (1) the Partnership will transfer to Driehaus Emerging Markets Small Cap Growth Fund (the “Fund”), a newly created series of Driehaus Mutual Funds, a Delaware statutory trust (the “Trust”), substantially all its properties and assets (subject to the retention by the Partnership of assets sufficient to pay the Partnership’s accrued liabilities that will not be assumed by the Fund and any assets determined to be unsuitable for the Fund to acquire) solely in exchange for voting common shares of beneficial interest of the Trust relating to the Fund (“Fund Shares”) and the assumption by the Fund of only the Partnership’s accounts payable for securities purchased and accounts payable related to securities sold short (such transfer of assets and assumption of accounts payable in exchange for Fund Shares is hereinafter referred to as the “Exchange”) and (2) as soon as practicable after the Exchange, the Partnership will make a liquidating distribution to its partners of all the Fund Shares so received in accordance with their respective interests in the Partnership immediately prior to the Exchange, and the Partnership will completely liquidate, terminate and dissolve under state law after the satisfaction of the Partnership’s liabilities and the distribution to its partners of any assets retained by the Partnership in excess of amounts needed to pay or provide for the payment of all its liabilities (such liquidating distributions are hereinafter referred to as the “Liquidation”). The foregoing will be accomplished pursuant to an Agreement and Plan of Exchange dated May

Driehaus Mutual Funds
Driehaus Emerging Markets Small Cap Growth Fund, L.P.
Driehaus Capital Management LLC
Driehaus Capital Management (USVI) LLC
August ___, 2011

23, 2011 (the “Plan”), entered into by the Partnership; the Trust, on behalf of the Fund; Driehaus Capital Management (USVI) LLC, the general partner of the Partnership (the “General Partner”); and Driehaus Capital Management LLC, the investment adviser to the Partnership and the Fund (the “Adviser”).
     In rendering this opinion, we have examined the Plan and have reviewed and relied upon representations made to us by duly authorized officers of the Trust, on behalf of the Fund, and the Partnership in letters dated August ___, 2011. We have also examined such other agreements, documents and records that have been made available to us and such other materials as we have deemed relevant for purposes of this opinion. In such review and examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies and the authenticity of the originals of such latter documents.
     Our opinion is based, in part, on the assumption that the Exchange and the Liquidation described herein will occur in accordance with the terms of the Plan and the facts and representations set forth or referred to in this opinion letter, and that such facts and representations, as well as the facts and representations set forth in the Plan, are accurate as of the date hereof and will be accurate on the effective date and at the time of each of the Exchange and the Liquidation. You have not requested that we undertake, and we have not undertaken, any independent investigation of the accuracy of the facts, representations and assumptions set forth or referred to herein.
     For the purposes indicated above, and based upon the facts, assumptions and representations set forth or referred to herein, and subject to the limitations set forth below, it is our opinion that for U.S. federal income tax purposes:
     1. No gain or loss will be recognized by the Partnership on the transfer of its assets to the Fund solely in exchange for Fund Shares and the assumption by the Fund of only the Partnership’s accounts payable for securities purchased and accounts payable related to securities sold short. (Sections 351 and 357(a) of the Internal Revenue Code of 1986, as amended (the “Code”)).
     2. No gain or loss will be recognized by the Fund upon the receipt of the Partnership’s assets solely in exchange for Fund Shares and the assumption by the Fund of the Partnership’s accounts payable for securities purchased and accounts payable related to securities sold short. (Section 1032(a) of the Code).

Driehaus Mutual Funds
Driehaus Emerging Markets Small Cap Growth Fund, L.P.
Driehaus Capital Management LLC
Driehaus Capital Management (USVI) LLC
August ___, 2011

     3. No gain or loss will be recognized by the Partnership upon the distribution of Fund Shares to its partners in exchange for such partners’ interests in the Partnership. (Section 731(b) of the Code).
     4. No gain or loss will be recognized by the partners of the Partnership upon receipt of Fund Shares in exchange for their interests in the Partnership, although a partner may recognize gain to the extent that any money distributed (or deemed to be distributed, including without limitation such partner’s allocable share of any nonrecourse liabilities assumed by the Fund) exceeds the partner’s adjusted basis in the Partnership immediately before the distribution. (Section 731(a) of the Code).
     5. The basis to the Fund of the assets transferred to it by the Partnership will be the same as the basis of such assets in the hands of the Partnership immediately prior to the Exchange. (Section 362(a) of the Code).
     6. The basis of the Fund Shares received by the Partnership will be equal to the basis of the assets exchanged for such shares, reduced by the amount of any Partnership liabilities assumed by the Fund. (Sections 358(a) and (d) of the Code).
     7. The basis of the Fund Shares and any other assets (except money) received by the partners of the Partnership in the Liquidation will be, with respect to each partner, equal to the adjusted basis of such partner’s interest in the Partnership, reduced by any money distributed to such partner as part of the Liquidation (or money deemed to be distributed to such partner, including without limitation such partner’s allocable share of any nonrecourse liabilities assumed by the Fund). (Section 732(b) of the Code).
     8. The holding period of the assets received by the Fund will be the same as the holding period of such assets in the hands of the Partnership immediately prior to the Exchange. (Section 1223(2) of the Code).
     9. The holding period of each Fund Share received by the Partnership will include the various periods during which the various Partnership assets exchanged therefor were held by the Partnership, provided such assets were capital assets or section 1231 property in the hands of the Partnership immediately prior to the Exchange. With respect to the portion of each Fund Share received by the Partnership in exchange for other Partnership assets, including but not limited to cash, the holding period of such portion of each Fund Share shall commence on the day following the Exchange. (Section 1223(1) of the Code).

Driehaus Mutual Funds
Driehaus Emerging Markets Small Cap Growth Fund, L.P.
Driehaus Capital Management LLC
Driehaus Capital Management (USVI) LLC
August ___, 2011

     10. The holding period of each Fund Share received by each partner of the Partnership will include the various periods during which the Partnership is treated as having held such Fund Share. (Section 735(b) of the Code).
     Notwithstanding anything to the contrary herein, we express no opinion as to the effect of the Exchange or the Liquidation on the Fund, the Partnership or any partner of the Partnership with respect to any asset as to which unrealized gain or loss is required to be recognized for federal income tax purposes as of the end of a taxable year under a mark-to-market system of accounting or with respect to any stock held in a passive foreign investment company as defined in section 1297(a) of the Code.
FACTS
     Our opinion is based upon the facts, representations and assumptions set forth or referred to above and the following facts and assumptions, any alteration of which could adversely affect our conclusions.
     The Fund is a newly created separate series of the Trust and is treated as a separate corporation for federal income tax purposes pursuant to section 851(g) of the Code. The Trust has been registered and operated, since it commenced operations, as an open-end management investment company under the Investment Company Act of 1940, as amended. The Trust is treated as a corporation for federal income tax purposes. The authorized common shares of beneficial interest of the Fund consist of one or more classes of shares, with each share of each class having equal rights to distributions and liquidation proceeds of the Fund as each other share of the Fund, and with each share of the Fund having identical rights in all other respects, except that each class of shares may be subject to its own sales charge schedule and its own distribution and service expenses and will have exclusive voting rights with respect to its distribution and service fees. The Fund has elected, or will elect, to be taxed as a regulated investment company under section 851 of the Code and will qualify for its taxable year in which the Exchange occurs, and intends to continue to qualify for each of its subsequent taxable years, for the tax treatment afforded regulated investment companies under the Code.
     The Partnership is a limited partnership that is classified as a partnership for federal income tax purposes and intends to continue to be so classified after the Exchange. In addition, the Partnership is an “investment partnership” and each partner of the Partnership is an “eligible partner” within the meaning of section 731(c) of the Code. Since the commencement of the Partnership’s operations through the time of the Liquidation, the Partnership has not been, and

Driehaus Mutual Funds
Driehaus Emerging Markets Small Cap Growth Fund, L.P.
Driehaus Capital Management LLC
Driehaus Capital Management (USVI) LLC
August ___, 2011

will not be, classified as a “publicly traded partnership” within the meaning of section 7704 of the Code.
     Upon satisfaction of certain terms and conditions set forth in the Plan on or before the effective time of the Exchange, the Partnership will transfer to the Fund all its properties and assets (subject only to the retention by the Partnership of assets sufficient to pay the Partnership’s accrued liabilities that will not be assumed by the Fund and any assets determined to be unsuitable for the Fund to acquire) solely in exchange for Fund Shares and the assumption by the Fund of only the Partnership’s accounts payable for securities purchased and accounts payable related to securities sold short. The assets of the Partnership to be acquired by the Fund will include, without limitation, all cash, cash equivalents, securities, receivables (including interest and dividends receivables), claims and rights of action, rights to register shares under applicable securities laws, books and records, prepaid expenses shown as assets on the Partnership’s books and other property or assets owned by the Partnership on the date of the Exchange. Except for the Partnership’s accounts payable for securities purchased and accounts payable related to securities sold short, the Fund will not assume any of the Partnership’s liabilities, debts, obligations or duties of any kind, whether absolute, accrued, contingent, known, unknown or otherwise. Immediately after the Exchange, the Partnership will own shares of beneficial interest of the Fund possessing at least eighty percent (80%) of the total combined voting power of all classes of stock of the Fund that are entitled to vote and at least eighty percent (80%) of the total number of shares of all other classes of stock of the Fund.
     As soon as practicable after the Exchange, the Partnership will make a liquidating distribution to its partners of all the Fund Shares received in the Exchange in accordance with their respective interests in the Partnership immediately prior to the Exchange, and the Partnership will completely liquidate, terminate and dissolve under state law after the satisfaction of the Partnership’s liabilities and the distribution to its partners, in accordance with their respective interests in the Partnership prior to the Exchange and the Partnership’s operating agreement, of each asset retained by the Partnership in excess of the amount needed to pay or provide for the payment of all its liabilities.
     Other than the Fund Shares to be issued to the Partnership in the Exchange, the Fund is under no obligation whatsoever, whether express or implied, written, verbal, or otherwise, to issue additional shares of the Fund pursuant to a binding commitment in existence at the time of the Exchange. In addition, there is no plan or intention on the part of the Partnership’s partners to sell or require the redemption of the Fund Shares received in the Exchange, other than in connection with investment decisions made in the ordinary course of investing in an investment company, such as the Fund, and not related to the Exchange.

Driehaus Mutual Funds
Driehaus Emerging Markets Small Cap Growth Fund, L.P.
Driehaus Capital Management LLC
Driehaus Capital Management (USVI) LLC
August ___, 2011

CONCLUSION
     Based on the foregoing, it is our opinion that the Exchange will qualify as an exchange described in section 351 of the Code. The federal income tax opinions set forth above with respect to (i) the nonrecognition of gain or loss to the Partnership and the Fund with respect to the Exchange, (ii) the basis and holding period of the assets received by the Fund, and (iii) the basis and holding period of the Fund Shares received by the Partnership, follow as a matter of law from the opinion that the Exchange will qualify as an exchange described in section 351 of the Code.
     Based on the foregoing, it is also our opinion that the distribution of Fund Shares by the Partnership pursuant to the Liquidation will qualify as a liquidating distribution described in section 731(a) of the Code. The federal income tax opinions set forth above with respect to (i) the nonrecognition of gain or loss to the Partnership’s partners upon the receipt of the Fund Shares, (ii) the nonrecognition of gain or loss to the Partnership upon the distribution of the Fund Shares to its partners, and (iii) the basis and holding period of the Fund Shares received by the Partnership’s partners, follow as a matter of law from the opinion that the distribution of Fund Shares by the Partnership in the Liquidation will qualify as a liquidating distribution described in section 731(a) of the Code.
     The opinions expressed in this letter are based on the Code, the Income Tax Regulations promulgated by the Treasury Department thereunder and judicial authority reported as of the date hereof. We have also considered the positions of the Internal Revenue Service (the “Service”) reflected in published and private rulings. Although we are not aware of any pending changes to these authorities that would alter our opinions, there can be no assurances that future legislative or administrative changes, court decisions or Service interpretations will not significantly modify the statements or opinions expressed herein. We do not undertake to make any continuing analysis of the facts or relevant law following the date of this letter or to notify you of any changes to such facts or law.
     Our opinion is limited to those U.S. federal income tax issues specifically considered herein, is addressed to and is only for the benefit of the Trust, the Partnership, the Adviser and the General Partner and may not be relied upon or cited by any other person or entity. We do not express any opinion as to any other federal tax issues, or any state, local or foreign tax law issues, arising from or related to the transactions contemplated by the Plan. Although the discussion herein is based upon our best interpretation of existing sources of law and expresses what we believe a court would properly conclude if presented with these issues, no assurance can

Driehaus Mutual Funds
Driehaus Emerging Markets Small Cap Growth Fund, L.P.
Driehaus Capital Management LLC
Driehaus Capital Management (USVI) LLC
August ___, 2011

be given that such interpretations would be followed if they were to become the subject of judicial or administrative proceedings.
     We hereby consent to the filing of a form of this opinion as an exhibit to Post-Effective Amendment No. 56 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-05265 and 811-07655) filed with the Securities and Exchange Commission on August __, 2011 (the “Registration Statement”). In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.
Very truly yours,
VEDDER PRICE P.C.
FEDERAL TAX NOTICE: Treasury Regulations require us to inform you that any federal tax advice contained herein (including in any attachments and enclosures) is not intended or written to be used, and cannot be used by any person or entity, for the purpose of avoiding penalties that may be imposed by the Internal Revenue Service.